EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE – February 17, 2015

Vornado Announces Fourth Quarter 2014 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (NYSE: VNO) filed its Form 10-K for the year ended December 31, 2014 today and reported:

Fourth Quarter 2014 Results

NET INCOME attributable to common shareholders for the quarter ended December 31, 2014 was $513.2 million, or $2.72 per diluted share, compared to net loss of $68.9 million, or $0.37 per diluted share for the quarter ended December 31, 2013.  Net income for the quarter ended December 31, 2014 and net loss for the quarter ended December 31, 2013 include $460.2 million and $127.5 million, respectively, of net gains on sale of real estate, and $5.7 million and $32.9 million, respectively, of real estate impairment losses.  In addition, the quarters ended December 31, 2014 and 2013 include certain other items that affect comparability which are listed in the table below.  Adjusting net income (loss) attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended December 31, 2014 and 2013 was $113.0 million and $98.2 million, or $0.60 and $0.52 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended December 31, 2014 was a positive $230.1 million, or $1.22 per diluted share, compared to a negative $6.8 million, or $0.04 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended December 31, 2014 and 2013 was $256.1 million and $234.8 million, or $1.36 and $1.25 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Quarters Ended December 31,
	2014	2013
FFO (negative FFO) (1)	$230,143	$(6,784)
Per Share	$1.22	$(0.04)

Items that affect comparability income (expense):
Acquisition and transaction related costs	$(18,376)	$(18,088)
Write-off of deferred financing costs and defeasance costs in connection with refinancings	(16,747)	(8,436)
FFO from discontinued operations	8,656	15,757
Toys "R" Us FFO (negative FFO) (including a $162,215 impairment loss in 2013)	606	(282,041)
Net gain on sale of residential condominiums and land parcels	363	481
Net gain on sale of Harlem Park property under development	-	23,507
Deferred income tax reversal	-	16,055
Other, net	(2,097)	(4,183)
	(27,595)	(256,948)
Noncontrolling interests' share of above adjustments	1,601	15,343
Items that affect comparability, net	$(25,994)	$(241,605)

FFO as adjusted for comparability	$256,137	$234,821
Per Share	$1.36	$1.25

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(1) See page 4 for a reconciliation of our net income (loss) to FFO (negative FFO) for the quarters ended December 31, 2014 and 2013.

Year Ended 2014 Results

NET INCOME attributable to common shareholders for the year ended December 31, 2014 was $783.4 million, or $4.15 per diluted share, compared to $392.0 million, or $2.09 per diluted share for the year ended December 31, 2013.  Net income for the years ended December 31, 2014 and 2013 includes $518.8 million and $412.1 million, respectively, of net gains on sale of real estate, and $26.5 million and $43.7 million, respectively, of real estate impairment losses.  In addition, the years ended December 31, 2014 and 2013 include certain other items that affect comparability which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the years ended December 31, 2014 and 2013 was $411.8 million and $365.4 million, or $2.18 and $1.95 per diluted share, respectively.

FFO for the year ended December 31, 2014 was $911.1 million, or $4.83 per diluted share, compared to $641.0 million, or $3.41 per diluted share for the prior year.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the years ended December 31, 2014 and 2013 was $980.3 million and $896.5 million, or $5.20 and $4.77 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Years Ended December 31,
	2014	2013
FFO (1)	$911,130	$641,037
Per Share	$4.83	$3.41

Items that affect comparability income (expense):
Toys "R" Us negative FFO (including impairment losses of $75,196 and $240,757,
respectively)	$(60,024)	$(312,788)
FFO from discontinued operations, including LNR in 2013	39,525	80,779
Acquisition and transaction related costs	(31,348)	(24,857)
Write-off of deferred financing costs and defeasance costs in connection with refinancings	(22,660)	(8,814)
Net gain on sale of residential condominiums and land parcels	13,568	2,997
Impairment loss and loan reserve on investment in Suffolk Downs	(10,263)	-
Losses from the disposition of investment in J.C. Penney	-	(127,888)
Stop & Shop litigation settlement income	-	59,599
Net gain on sale of marketable securities	-	31,741
Net gain on sale of Harlem Park property under development	-	23,507
Other, net	(2,097)	3,847
	(73,299)	(271,877)
Noncontrolling interests' share of above adjustments	4,177	16,375
Items that affect comparability, net	$(69,122)	$(255,502)

FFO as adjusted for comparability	$980,252	$896,539
Per Share	$5.20	$4.77

(1) See page 4 for a reconciliation of our net income to FFO for the years ended December 31, 2014 and 2013.

Supplemental Financial Information

Further details regarding the Company’s results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2014.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE QUARTERS AND YEARS ENDED
DECEMBER 31, 2014 AND 2013

	For The Quarters		For The Years
(Amounts in thousands, except per share amounts)	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Revenues	$679,101	$649,403	$2,635,940	$2,669,269

Income (loss) from continuing operations	124,430	(166,120)	494,183	118,006
Income from discontinued operations	451,556	127,361	514,843	446,734
Net income (loss)	575,986	(38,759)	1,009,026	564,740
Less net (income) loss attributable to noncontrolling interests in:
Consolidated Subsidiaries	(11,322)	(13,903)	(96,561)	(63,952)
Operating Partnership	(31,049)	4,155	(47,563)	(23,659)
Preferred unit distributions of the Operating Partnership	(12)	(12)	(50)	(1,158)
Net income (loss) attributable to Vornado	533,603	(48,519)	864,852	475,971
Preferred share dividends	(20,365)	(20,368)	(81,464)	(82,807)
Preferred unit and share redemptions	-	-	-	(1,130)
Net income (loss) attributable to common shareholders	$513,238	$(68,887)	$783,388	$392,034

Net income (loss) per common share:
Basic	$2.73	$(0.37)	$4.18	$2.10
Diluted	$2.72	$(0.37)	$4.15	$2.09

Weighted average shares:
Basic	187,776	187,109	187,572	186,941
Diluted	188,970	187,109	188,690	187,709

FFO (negative FFO) attributable to common shareholders plus
assumed conversions	$230,143	$(6,784)	$911,130	$641,037
Per diluted share	$1.22	$(0.04)	$4.83	$3.41

FFO as adjusted for comparability	$256,137	$234,821	$980,252	$896,539
Per diluted share	$1.36	$1.25	$5.20	$4.77

Weighted average shares used in determining FFO per diluted share	188,970	187,109	188,690	187,757

The following table reconciles our net income (loss) to FFO (negative FFO):

	For The Quarters		For The Years
(Amounts in thousands)	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Reconciliation of our net income (loss) to FFO (negative FFO):
Net income (loss) attributable to Vornado	$533,603	$(48,519)	$864,852	$475,971
Depreciation and amortization of real property	129,944	124,611	517,493	501,753
Net gains on sale of real estate	(449,396)	(127,512)	(507,192)	(411,593)
Real estate impairment losses	5,676	32,443	26,518	37,170
Proportionate share of adjustments to equity in net loss of
Toys, to arrive at FFO:
Depreciation and amortization of real property	-	16,506	21,579	69,741
Net gains on sale of real estate	-	-	(760)	-
Real estate impairment losses	-	456	-	6,552
Income tax effect of above adjustments	-	(5,937)	(7,287)	(26,703)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	24,350	25,282	96,187	87,529
Net gains on sale of real estate	(10,820)	-	(10,820)	(465)
Noncontrolling interests' share of above adjustments	17,127	(3,746)	(8,073)	(15,089)
FFO	250,484	13,584	992,497	724,866
Preferred share dividends	(20,365)	(20,368)	(81,464)	(82,807)
Preferred unit and share redemptions	-	-	-	(1,130)
FFO (negative FFO) attributable to common shareholders	230,119	(6,784)	911,033	640,929
Convertible preferred share dividends	24	-	97	108
FFO (negative FFO) attributable to common shareholders
plus assumed conversions	$230,143	$(6,784)	$911,130	$641,037

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flows as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  A reconciliation of FFO to FFO as adjusted for comparability is provided on page 1 and page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and audio webcast on February 18, 2015 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 38886534. A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 18, 2015 through March 20, 2015.  To access the replay, please dial 888-843-7419 and enter the passcode 38886534#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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